SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT





             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     October 31, 2000
                                                _______________________

                       CLIMACHEM, INC.
_______________________________________________________________________
      (Exact name of registrant as specified in its charter)


     Delaware                                        73-1528549
_________________       __________________      _______________________
 (State or other        (Commission File        (IRS Employer
 jurisdiction of            Number)              Identification No.)
  incorporation)


16 South Pennsylvania Avenue, Oklahoma City, Oklahoma        73107
______________________________________________________     ____________
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (405) 235-4546
                                                   ____________________

                          Not applicable
_______________________________________________________________________
  (Former name or former address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets.
          ____________________________________

     ClimaChem, Inc. (the "Company") is a wholly owned subsidiary of LSB Industries, Inc. ("LSB"). On August 23, 2000, a wholly owned subsidiary (the "Subsidiary") of LSB and Orica USA, Inc. ("Orica") entered into a letter agreement (the "Letter Agreement") wherein the Subsidiary agreed to acquire certain assets comprising LaRoche Industries, Inc.'s ("LaRoche") ammonium nitrate manufacturing business located in Cherokee, Alabama and Crystal City, Missouri (the "Assets") in the event Orica was the successful bidder in a bankruptcy court managed action of the nitrogen products manufacturing business of LaRoche. The bankruptcy court approved the sale of LaRoche's nitrogen manufacturing business to Orica. Pursuant to the terms of the Letter Agreement, Orica and its wholly owned subsidiary assigned to subsidiaries of LSB its right to purchase all of the Assets directly from LaRoche, effective October 31, 2000.

     The purchase price for the Assets was paid in cash from the working capital of LSB subsidiaries which are not subsidiaries of the Company. The amount of the purchase price is subject to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 as promulgated under the Securities and Exchange Act of 1934, as amended. In any event, the purchase price is not considered to be a material amount based upon LSB's total assets.

     The Assets consist of two chemical plants: one located in Cherokee, Alabama ("Cherokee Plant") and the other located in Crystal City, Missouri ("Crystal City Plant"). The Assets also include all inventory, machinery and equipment, and real property, associated with the two chemical plants.

     A subsidiary of the Company leases the Crystal City Plant and the Cherokee Plant from two LSB subsidiaries, which are not subsidiaries of the Company. The Crystal City Plant lease is for six months and requires the subsidiary to maintain the facility for product storage and distribution purposes. The Cherokee Plant lease is for one year and requires monthly lease payments of $175,000. The leases include most, but not all, of the Assets.

     The Cherokee Plant produces anhydrous ammonia, nitric acid, aqua ammonia, agricultural grade ammonium nitrate fertilizer, urea ammonium nitrate fertilizer and ammonium nitrate solution as a blasting product ingredient. The Cherokee Plant will remain in operation on at least a temporary basis while the Company evaluate's the plant's profitability.

     The Crystal City Plant is capable of producing industrial grade ammonium nitrate and agricultural grade ammonium nitrate. The Crystal City Plant will not be operated by the Company because the Company believes that the selling price for the ammonium nitrate produced at the Crystal City Plant could not support the cost of operating the plant.

     Orica has a one year option to acquire the nitric acid plant located within the Crystal City Plant along with any contracts and agreements to manufacture, toll or sale industrial grade ammonium nitrate prill or solution from such plant. The Crystal City Plant cannot produce nitrogen products without the nitric acid plant. The exercise price of the option to acquire the nitric acid plant and related contracts is $150,000, and Orica has indicated that it intends to exercise this option.


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
Item 7.   Financial Statements and Exhibits.
          _________________________________

     (a) Financial Statements of Businesses Acquired. The financial statements which may be required by Item 7(a) of Form 8-K are not included herein, but will be filed by amendment to this Form 8-K not later than 60 days after November 15, 2000.

     (b) Pro Forma Financial Information. The pro forma financial information which may be required by Item 7(b) of Form 8-K is not included herein, but will be filed by amendment to this Form 8-K not later than 60 days after November 15, 2000.

    (c)  Exhibits.
         ________

          2.1 Letter Agreement, dated August 23, 2000, between LSB Chemical Corp. and Orica USA, Inc. is incorporated by reference from
               Exhibit 2.1 to the Form 8-K dated October 31, 2000, and filed by LSB Industries,Inc. on November 15, 2000.

          2.2 Agreement, dated October 31, 2000, between Orica Nitrogen, L.L.C., Orica USA, Inc. and LSB Chemical Corp. is incorporated by reference from Exhibit 2.2 to the Form 8-K dated October 31, 2000, and filed by LSB Industries, Inc. on November 15, 2000.

          10.1 Press Release, dated November 3, 2000, is incorporated by reference from Exhibit 10.1 to the Form 8-K dated October 31, 2000, and filed by LSB Industries, Inc. on November 15, 2000.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 15, 2000.

                                   CLIMACHEM, INC.



                                   By: /s/ Tony M. Shelby
                                      ________________________________
                                      Tony M. Shelby,
                                      Senior Vice President and
                                      Chief Financial Officer






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